UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On February 9, 2021, Emmaus Life Sciences, Inc. ( “we,” “us,” “our,” “Emmaus” or the “company”) entered into a securities purchase agreement with an effective date of February 8, 2021 pursuant to which we have agreed to sell and issue to the purchasers thereunder in a private placement pursuant to Rule 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D thereunder a total of up to $17 million in principal amount of convertible promissory notes of the company for a purchase price equal to the principal amount thereof.  As of February 15, 2021, we had received subscriptions to purchase approximately $1.9 million in principal amount of the convertible promissory notes. The sale and issuance of the convertible promissory notes, which we refer to as the “original issue date,” is expected to occur over the 30-day period from the effective date.

Commencing one year from the original issue date, the convertible promissory notes will be convertible at the option of the holder into shares of our common stock at an initial conversion price of $1.48 per share, which equaled the “Average VWAP” (as defined) of our common stock on the effective date. The initial conversion price will be adjusted as of the end of each three-month period following the original issue date, commencing May 31, 2021, to equal the Average VWAP as of the end of such three-month period if such Average VWAP is less than the then-conversion price. The conversion price will be subject to further adjustment in the event of a stock split, reverse stock split or certain other events specified in the convertible promissory notes.

The convertible promissory notes will bear interest at the rate of 2% per annum payable semi-annually on the last business day of August and January of each year and will mature on the 3rd anniversary of the original issue date.  The convertible promissory notes will become prepayable in whole or in part at the election of the holder on and after February 28, 2022 if our common shall not have been approved for listing on the NYSE American, the Nasdaq Capital Market or other “Trading Market” (as defined). We will be entitled to prepay up to 50% of the principal amount of the convertible promissory notes at any time after the 1st anniversary and on or before the 2nd anniversary of the original issue date for a prepayment amount equal to the principal amount being prepaid, accrued and unpaid interest thereon and a prepayment premium equal to 50% of such principal amount. The convertible promissory notes will be general, unsecured obligations of the company.

The net proceeds of the sale of the convertible promissory notes will be used for working capital and general corporate purposes, which may include repayment of indebtedness.

In conjunction with entering into the securities purchase agreement, we entered into a transfer restriction and voting agreement with the purchasers of the convertible promissory notes under which they agree to certain restrictions on resale and voting of any conversion shares issued upon conversion of the convertible promissory notes.

The foregoing description of the material terms of the securities purchase agreement, the convertible promissory notes and the transfer restriction and voting agreement is not complete and is qualified by reference to the full text of the same, copies of which are filed as exhibits hereto and incorporated herein by reference.

Risks Relating to the Offering

The offer and sale of the convertible promissory notes is being undertaken by us on a best-efforts basis, and we have established no minimum offering amount. There is no assurance that we will be successful in selling all or substantially all the convertible promissory notes, and the actual proceeds of the offering may be less, perhaps materially so, than the $17 million maximum offering amount. Depending on the actual proceeds, we may need to seek additional financing to fund our business and operations, and we may not be able raise any needed financing on terms acceptable to us, or at all.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Shares

The information in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the accompanying Index to Exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2021	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ YASUSHI NAGASAKI
	Name:	Yasushi Nagasaki
	Title:	Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Form of Convertible Promissory Note of Emmaus Life Sciences, Inc. (included as Exhibit A to Exhibit 10.1)
10.1	Securities Purchase Agreement dated as of February 8, 2021 among Emmaus Life Sciences, Inc. and the “Purchasers” thereunder.
10.2	Transfer Restriction and Voting Agreement dated as of February 8, 2021 between Emmaus Life Sciences, Inc. and the “Purchasers” thereunder.

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